UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2016

PULTEGROUP, INC.

(Exact name of Registrant as Specified in Charter)

Michigan	1-9804	38-2766606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Peachtree Road NE, Suite 150, Atlanta, Georgia 30326

(Address of Principal Executive Offices) (Zip Code)

(404) 978-6400

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This report amends the current report on Form 8-K of PulteGroup, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 12, 2016 (the “Original Filing”).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Original Filing, on April 12, 2016, James Grosfeld advised the Company that he was resigning effective immediately. Mr. Grosfeld served on the Company’s Finance and Investment Committee of the Board of Directors of the Company. Mr. Grosfeld’s email correspondence of resignation was attached as Exhibit 17.1 to the Original Filing, and is incorporated herein by reference. Mr. Grosfeld’s formal letter of resignation was received by the Company on April 13, 2016, and is attached hereto as Exhibit 17.2. Mr. Grosfeld’s reasons for resignation are set forth in his correspondence. In addition, as previously disclosed by the Company, Mr. Grosfeld holds differing points of view over succession planning and other business strategy matters. As also previously disclosed, the Company’s Board of Directors had determined not to nominate Mr. Grosfeld to stand for election as a Director at the Company’s Annual Meeting of Shareholders to be held on May 4, 2016.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

17.1	Resignation Correspondence of James Grosfeld, dated April 12, 2016 (Incorporated by reference to Exhibit 17.1 of our Current Report on Form 8-K, filed with the SEC on April 12, 2016)

17.2	Letter of Resignation of James Grosfeld, dated April 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULTEGROUP, INC.

Date: April 14, 2016	By:	/s/ Steven M. Cook
Steven M. Cook Executive Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

17.1	Resignation Correspondence of James Grosfeld, dated April 12, 2016 (Incorporated by reference to Exhibit 17.1 of our Current Report on Form 8-K, filed with the SEC on April 12, 2016)

17.2	Letter of Resignation of James Grosfeld, dated April 12, 2016